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                                                             Executed in 6 Parts
                                                             Counterpart No. ( )


                              NATIONAL EQUITY TRUST

                           TOP TEN PORTFOLIO SERIES 8

                            REFERENCE TRUST AGREEMENT

         This Reference Trust Agreement dated December 5, 1997 among Prudential Securities Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low Five Portfolio Se-ries, Trust Indenture and Agreement" (the "Basic Agreement") dated April 25, 1995, as amended. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:


         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST


         Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this in-strument except that the Basic Agreement is hereby amended in the following manner:

         A. Article I, entitled "Definitions", paragraph 22, shall be amended as follows:

                           "Trustee shall mean The Chase Manhattan Bank or any successor trustee appointed as hereinafter provided."

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         B.       Article II, entitled "Deposit of Securities; Acceptance of
                  Trust", shall be amended as follows:


                           The second sentence of Section 2.03 Issue of Units shall be amended by deleting the words "on any day on which the Depositor is the only Unit Holder."

         C. Article III, entitled "Administration of Trust", shall be amended as follows:

                  (i) The first part of the first sentence of Section 3.01 Initial Costs shall be amended to substitute the following language before the phrase "provided, however":

                           "With respect to the Trust, the cost of the preparation and printing of the Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

                           Section 3.01 shall be further amended to add the following language:

                           "To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this
                           Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions

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                           of Section 6.04 with respect to the reimbursement of
                           disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (a)(3) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Reference Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to
                           Section 5.01."


                  (ii) The third paragraph of Section 3.05 Distribution shall be amended to add the following sentence at the end thereof:

                           "The Trustee shall make a special distribution of the cash balance in the Income and Principal accounts available for such distribution to Unit Holders of record on such dates as the Depositor shall direct."


                  (iii) The second to the last paragraph of Section 3.08 Sale of Securities shall be amended to replace the word "equal" with the following phrase: "be sufficient to pay."


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         D.       Article V, entitled "Trust Evaluation, Redemption, Transfer of
                  Units," Section 5.01 Trust Evaluation shall be amended as follows:

                  (i)      the second sentence of the first paragraph of Section
                           5.01 shall be amended by deleting the word "and" appearing at the end of subsection (a)(2) of such sentence and inserting the following after "(a)(3)": "amounts representing organizational ex-penses paid from the Trust less amounts representing accrued organizational expenses of the Trust, and
                           (a)(4)."


                  (ii) The following shall be added at the end of the first paragraph of Section 5.01:

                                    Until the Depositor has informed the Trustee
                           that there will be no further deposits of Additional Securities pursuant to section 3.06, the

                           Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and
                           (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of Additional Securities. For purposes of calculating the value of the Trust and Unit Value, the Trustee shall treat all such an-ticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and

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                           no adjustment shall be made in respect thereof.


                  (iii) The second paragraph of Section 5.01 shall be amended by replacing "(a)(3)" with "(a)(4)" in the first line.

         E. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by the Chase Manhattan Bank throughout the Basic Agreement.

                                    Part II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST


         The following special terms and conditions are hereby agreed to:

                  A. The Trust is denominated National Equity Trust, Top Ten Portfolio Series 8.

                  B. The Units of the Trust shall be subject to a deferred sales charge.

                  C. The contracts for the purchase of common stock listed in

         Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

                  D. The term "Depositor" shall mean Prudential Securities Incorporated.

                  E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 500,000 as of the date hereof.

                  F. A Unit of the Trust is hereby declared initially equal to 1/500,000th of the Trust.

                  G. The term "First Settlement Date" shall mean December 11, 1997.

                  H. The terms "Computation Day" and "Record Date" shall mean March 10, June 10, September 10, and December 10, 1998.

                  I. The term "Distribution Date" shall mean quarterly on March 25, June 25, September 25, and December 25, 1998.

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                  J. The term "Termination Date" shall mean January 12, 1999.

                  K. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 100,000,000 and above units outstanding; $0.85 (per 1,000 Units) for 50,000,000 - 99,999,999 units outstanding; $0.91 (per 1,000 Units)
         for 49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units out-standing shall apply to all units outstanding.

                  L. The Depositor's Portfolio supervisory service fee shall be $0.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

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         The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Top Ten Portfolio Series 8 is hereby incorporated by reference herein as Schedule A hereto.